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                                                                    EXHIBIT 5.1

                      [Letterhead of Shearman & Sterling]

                                 July 30, 1997

Silicon Graphics, Inc.
2011 North Shoreline Boulevard
Mountain View, California 94043

Ladies and Gentlemen:

  We have acted as special counsel to Silicon Graphics, Inc., a Delaware corporation (the "Company"), in connection with the preparation of the Company's Registration Statement on Form S-4 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), being filed with the Securities and Exchange Commission (the "Commission"), relating to the Company's offer to exchange (the "Exchange Offer") its Senior Convertible Notes due 2004 (the "Senior Notes") for up to all of its outstanding Zero Coupon Convertible Subordinated Debentures due 2013.

  In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Restated Certificate of Incorporation and Bylaws of the Company, as amended to date,
(ii) the Registration Statement, (iii) the applicable resolutions of the Board of Directors of the Company, (iv) the proposed form of Indenture (the "Indenture") between the Company and State Street Bank and Trust Company of California, N.A., as trustee (the "Trustee), (v) the Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, to be filed with the Commission, and (vi) such other documents, records and instruments as we have deemed necessary or appropriate for the purpose of this opinion. In such examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons and the authenticity of all documents submitted to us as conformed or photostatic copies. As to any fact(s) material to this opinion that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and others. We also have assumed that the Indenture, when executed and delivered, will be substantially in the form submitted to us for examination.

  We are admitted to the Bar of the State of New York and express no opinion as to the laws of any other jurisdiction other than the General Corporation Law of the State of Delaware.

  Based upon and subject to the foregoing, we are of the opinion that, assuming the due execution and delivery of the Indenture by the Trustee, upon the due execution and delivery of the Senior Notes on behalf of the Company, the Senior Notes will be duly and validly authorized and, when duly authenticated by the Trustee in accordance with the Indenture and delivered in accordance with the terms of the Exchange Offer as set forth in the Registration Statement and in the Letter of Transmittal relating to the Exchange Offer, the Senior Notes will be legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting enforcement of creditors' rights generally and except as enforcement thereof is subject to general principals of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

  We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and the reference to this firm under the caption "Legal Matters" in the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

                                          Very truly yours,

                                          /s/ Shearman & Sterling